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              SECOND AMENDED AND RESTATED SUBORDINATION AGREEMENT


         This Second Amended and Restated Subordination Agreement (this "Agreement") is entered into as of December 13, 1995, by and among LAWRENCE INDUSTRIES, INC., a Delaware corporation (the "Junior Creditor"), FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association ("FITX," which term shall include successors and assigns), and DAILEY PETROLEUM SERVICES CORP., a Delaware corporation (the "Borrower"). Capitalized terms used but not defined herein have the meanings assigned to them in the Senior Loan Agreement (as hereinafter defined).

         WHEREAS, the Borrower, FITX and the corporations a party thereto entered into a Subordination Agreement dated as of November 8, 1991, which Subordination Agreement was amended and restated by that certain Amended and Restated Subordination Agreement dated as of December 1, 1993, by and among FITX, Borrower and Junior Creditor (the "Prior Subordination Agreement"); and

         WHEREAS, the Borrower has requested that FITX extend further credit and other financial accommodations to the Borrower; and

         WHEREAS, the Prior Subordination Agreement is being amended and restated in order to reflect agreements of the parties hereto;

         NOW, THEREFORE, in order to induce FITX to extend credit and other financial accommodations to the Borrower pursuant to the Senior Loan Agreement and understanding that FITX is relying hereon in extending such credit and financial accommodations to the Borrower, the Junior Creditor has agreed to subordinate financing and other credit accommodations previously or hereafter extended to the Borrower on the terms and conditions hereinafter set forth, and, therefore, the parties hereto agree to amend and restate the Prior Subordination Agreement as follows, intending to be bound legally, to-wit:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

                 "Junior Claims" means all principal of and interest (including interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law) on all present and future indebtedness of the Borrower to the Junior Creditor evidenced by that certain promissory note, dated December 1, 1993, executed by the Borrower and payable to the order of the Junior Creditor in the original principal amount of $3,300,000, together with any amendments, modifications, supplements, renewals, extensions, increases, and rearrangements thereof.
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                 "Proceeding" means any (a) insolvency, bankruptcy,
receivership, custodianship, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Borrower or its property, whether under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to relief of debtors, readjustment of indebtedness, reorganization, composition or extension, (b) proceeding for any liquidation, liquidating distribution, dissolution or other winding up of the Borrower, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors of the Borrower or (d) other marshalling of the assets of the Borrower.

                 "Senior Claims" means all present and future indebtedness of the Borrower which may be from time to time directly or indirectly incurred by the Borrower to FITX, including without limitation all present and future indebtedness pursuant to the Senior Loan Agreement or any of the documents or instruments executed pursuant thereto or in connection therewith, including, but not limited to (i) the principal of and interest (including interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law) on that certain Term Note, in the principal amount of $10,000,000, executed and delivered pursuant to the Senior Loan Agreement, and all amendments, modifications, supplements, renewals, refinancings, extensions, increases, and rearrangements thereof, and (ii) the principal of and interest (including interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law) on that certain Revolving Credit Note, in the principal amount of $3,000,000, executed and delivered pursuant to the Senior Loan Agreement, and all amendments, modifications, supplements, renewals, refinancings, extensions, increases, and rearrangements thereof.

                 "Senior Event of Default" means any Default or Event of Default in respect of any of the Senior Claims as described in Section 7.1 of the Senior Loan Agreement.

                 "Senior Loan Agreement" means that certain Second Amended and Restated Loan Agreement, dated as of December 13, 1995, by and between FITX and the Borrower, as the same may be amended, restated, modified, supplemented, renewed, extended or rearranged from time to time.

         2. Subordination Prior to Proceeding or Senior Event of Default. Unless and until the Senior Claims shall have been fully paid in cash and the holders of the Senior Claims have no further commitment to extend credit to the Borrower, the Borrower will not, without the express prior written consent of the holders of the Senior Claims, make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, nor will any holder or holders of Junior Claims be entitled to receive, directly or indirectly, any



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payment or security for the whole or any part of the Junior Claims and, without the express prior written consent of the holders of the Senior Claims, the holders of the Junior Claims will not accelerate or amend the scheduled maturity to a date earlier than currently scheduled or amend the interest payments thereof to increase the amount thereof or to cause the same to occur more frequently; provided, however, that the Borrower may pay the principal of the Junior Claims in an amount not to exceed $660,000 per fiscal year of the Borrower and the Borrower may pay interest on the Junior Claims (excluding any default interest in respect of any past due payments thereof) annually (at a rate not to exceed 8.00% per annum), so long as none of the events described in
Section 3 or 4 below shall have occurred and then be continuing and so long as none of the events described in Section 4 below would be occasioned thereby.

         3.      Subordination in the Event of Insolvency, etc.   In the event
of any Proceeding:

                 (a) All Senior Claims shall first be paid in full in cash before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Junior Claim on account of such Junior Claim.

                 (b) Any payment or distribution of any kind or character, whether in cash, securities or other property which would otherwise (but for these subordination provisions) be payable or deliverable in respect of any Junior Claim shall be paid or delivered by the person making such distribution or payment, whether a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent, or otherwise, directly to the holders of the Senior Claims, for application in payment of the Senior Claims in accordance with the priorities then existing among such holders, to the extent necessary to pay in full in cash all Senior Claims then remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Claims.

         4. Subordination in the Event of a Senior Event of Default. Upon the occurrence of any Senior Event of Default, all Senior Claims shall first be paid in full in cash before any payment or distribution, principal, interest, or otherwise, whether in cash, securities or other property, shall be made to any holder of any Junior Claim on account of such Junior Claim.

         5. Turnover of Improper Payments. If any payment or distribution of any character, whether in cash, property or securities shall be received by any holder of any Junior Claim in contravention of any of the terms of this Agreement and before all the Senior Claims shall have been paid in full in cash, such payment or distribution or security





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shall be received in trust for the benefit of, and shall be promptly paid over or delivered and transferred to the holders of the Senior Claims at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Claims remaining unpaid, to the extent necessary to pay all such Senior Claims in full.

         6. Borrower's Obligations Absolute. Nothing contained herein shall impair, as between the Borrower and the holder of any Junior Claim, the obligations of the Borrower, which are absolute and unconditional, to pay to the holder thereof all amounts payable in respect of such Junior Claim as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the holders of the Junior Claims and creditors of the Borrower other than the holders of the Senior Claims.

         7. Subrogation. The holders of the Junior Claims shall be subrogated, to the extent of any amounts required to be paid over to the holders of the Senior Claims pursuant hereto, to all rights of any holders of Senior Claims to receive any payments or distributions applicable to the Senior Claims; provided, however, that the holders of the Junior Claims shall not be entitled to enforce such rights until such time as all Senior Claims have been paid in full. For the purposes of the foregoing subrogation, no payment or distribution received by the holders of Senior Claims of cash, property or securities to which the holders of the Junior Claims would have been entitled except for these subordination provisions shall, as between the Borrower and its creditors other than the holders of Senior Claims, on the one hand, and the holders of the Junior Claims, on the other hand, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Claims, it being understood that the provisions of this Agreement are solely for the purpose of defining the relative rights of the holders of the Senior Claims, on the one hand, and the holders of the Junior Claims, on the other hand.

         8. Legending. The Junior Claims shall be subject to a security interest in favor of the holders of the Senior Claims to secure this Agreement and the Senior Claims (the holders of the Senior Claims having the rights and remedies of a secured creditor under the Uniform Commercial Code). In the event any Junior Claims are evidenced by a promissory note or other instrument, such instrument shall be in form satisfactory to the holders of the Senior Claims. Any such instruments evidencing the Junior Claims shall, at the option of the holders of the Senior Claims, be either delivered to the holders of the Senior Claims or the face of the instruments evidencing the Junior Claims shall be permanently marked with a legend indicating that the instrument is subject to this Agreement.





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         9.      No Prejudice or Impairment.  The holders of the Junior Claims agree that the holders of the Senior Claims shall have uncontrolled power and discretion, without notice to the holders of the Junior Claims, to deal in any manner with the Senior Claims owing to the holders of the Senior Claims, including interest, costs and expenses payable by the Borrower to the holders of the Senior Claims, and any security and guarantees therefor, including, but not by way of limitation, release, surrender, extension, renewal, acceleration, increase, compromise or substitution. The holders of the Senior Claims may at any time and from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew, increase, or alter, any Senior Claim or security therefor, or release, sell or exchange such security, or amend or supplement any instrument pursuant to which any Senior Claim is issued or secured, or exercise or refrain from exercising any of their rights in respect of the Senior Claims including, without limitation, the waiver of default thereunder, all without notice to or assent from the holders of the Junior Claims, and all without impairing, abridging, releasing or affecting the subordination provisions hereof. The holders of the Junior Claims hereby waive and agree not to assert against the holders of the Senior Claims any rights which a guarantor or surety could exercise, but nothing in this Agreement shall constitute the holders of the Junior Claims a guarantor or surety. The holders of the Junior Claims hereby waive the right, if any, to require that any holder or holders of the Senior Claims marshal or otherwise require any holder or holders of the Senior Claims to proceed to dispose of or foreclose upon collateral in any manner or order.

         10. Enforcement of Junior Claims. Until such time as all of the Senior Claims have been paid in full, the holders of the Junior Claims will not, without the prior written consent of the holders of the Senior Claims, transfer, assert, collect, enforce, or release all or any part of the Junior Claims or take any action to dispose of, foreclose, realize upon or release any collateral securing said Junior Claims or enforce any liens, security interests, deeds of trust, mortgages, lien instruments or other encumbrances securing the Junior Claims, or any other rights and remedies. If the holders of the Senior Claims so request, the holders of the Junior Claims shall take all steps necessary to collect and enforce the Junior Claims and shall assign, deliver or cause to be delivered to the holders of the Senior Claims any collateral securing the Junior Claims. The holders of the Junior Claims further hereby irrevocably authorize the holders of the Senior Claims or any person the holders of the Senior Claims may designate to collect and receive the proceeds of the Junior Claims, to do any and all things with the same power and authority that said holders of the Junior Claims might or could have done if this Agreement had not been executed, including the filing and proving of claims in the name of the holders of the Senior Claims or in the name of the holders of the Junior Claims, in any Proceeding.





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         11.     Binding Effect.  This Agreement shall be binding upon the
heirs, administrators, personal representatives, successors and assigns of the parties hereto, and shall inure to the benefit of said heirs, administrators, personal representatives, successors and assigns.

         12. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         13. Severability. In case any one or more of the provisions contained in this Agreement or any other documents executed in connection herewith should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not be affected in any way thereby.

         14. Amendment. This Agreement may not be amended except in writing signed by the parties hereto.

         15. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         16. Amendment and Restatement. This Agreement amends, restates and supersedes the Prior Subordination Agreement in its entirety. The recitals at the beginning of this Agreement are incorporated into this Agreement as agreements of the parties hereto.

         17. GOVERNING LAW. THIS AGREEMENT AND THE OBLIGATIONS WHICH IT SECURES AND ALL RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED AS TO VALIDITY, INTERPRETATIONS, ENFORCEMENT AND EFFECT BY THE LAWS OF THE STATE OF TEXAS.

         18. SUBMISSION TO JURISDICTION. WITH RESPECT TO ANY AND ALL DISPUTES ARISING HEREUNDER OR UNDER ANY OF THE OTHER INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH NOT SETTLED OR SUBJECT TO ARBITRATION, PURSUANT TO THE ARBITRATION PROGRAM REFERENCED IN SECTION 19 HEREOF, EACH OF FITX, THE BORROWER AND THE HOLDERS OF THE JUNIOR CLAIMS HEREBY IRREVOCABLY AND UNCONDITIONALLY:





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                 (a)      SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY NOTE AND ANY DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF ANY THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND APPELLATE COURTS FROM ANY THEREOF;

                 (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM AND MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED ON THE SIGNATURE PAGE HEREOF; AND

                 (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         19. Arbitration Program. The parties agree to be bound by the terms and provisions of the current Arbitration Program which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes arising hereunder or under any of the documents and instruments contemplated hereby, or pertaining hereto or thereto, shall be resolved by mandatory binding arbitration upon the request of any party.

         20. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.





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         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement effective as of the date first above-written.


 FITX:                                  Address for Notices:

 FIRST INTERSTATE BANK                  1000 Louisiana
  OF TEXAS, N.A.                        Houston, Texas  77002
                                        Attn: Mr. Randall S. Wade
                                              Banking Officer

 By /s/ RANDALL S. WADE
    ------------------------------
    Randall S. Wade
    Banking Officer


 BORROWER:

 DAILEY PETROLEUM SERVICES              Address for Notices:
  CORP.
                                        2507 North Frazier
                                        Conroe, Texas  77303
 By /s/ DAVID T. TIGHE                  Attn:  Mr. David T. Tighe
    ------------------------------             Vice President
    David T. Tighe
    Vice President

 JUNIOR CREDITOR:

 LAWRENCE INDUSTRIES, INC.,             Address for Notices for Junior Creditor:
 a Delaware corporation
                                        2507 North Frazier
                                        Conroe, Texas  77303
 By /s/ DAVID T. TIGHE                  Attn:  David T. Tighe
    ------------------------------             Vice President
    David T. Tighe
    Vice President





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